Exhibit 99.1

JAMES RIVER ANNOUNCES SECOND QUARTER 2025 RESULTS

Pembroke, Bermuda, August 4, 2025 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) reported net income from continuing operations available to common shareholders of $3.2 million ($0.07 per diluted share) and adjusted net operating income1 of $11.7 million ($0.23 per diluted share) for the second quarter of 2025.

	Three Months Ended June 30,		Three Months Ended June 30,
($ in thousands, except for share data)	2025	per diluted share	2024	per diluted share
Net income from continuing operations available to common shareholders	$3,151	$0.07	$11,853	$0.31
Net loss from discontinued operations[2]	(361)	$(0.01)	(6,853)	$(0.18)
Net income available to common shareholders	2,790	$0.06	5,000	$0.13
Adjusted net operating income[1]	11,693	$0.23	12,664	$0.33

Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.
Second Quarter 2025 Highlights:
▪Annualized adjusted net operating return on tangible common equity1 of 14.0% and year to date growth in tangible common equity1 of 12.8%.
▪The E&S segment recorded a combined ratio of 91.7% and a renewal rate change of 13.9%, driven by widespread price increases across most underwriting divisions. The largest division, excess casualty, saw renewal rates increase over 24% this quarter.
▪The E&S segment reached a milestone as quarterly gross written premium exceeded $300 million for the first time. This reflects a 3% year-over-year increase, supported by expansion in its largest underwriting divisions.
▪The group expense ratio declined to 30.5% from 32.7% in the prior quarter, driven by reduced general and administrative expenses across the organization.

1 Adjusted net operating income, tangible common equity and adjusted net operating return on tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Adjusted net operating income per diluted share for the current period reflects the Company's amendment to the Series A Preferred Shares and common equity investment from Cavello Bay Reinsurance Limited ("Cavello Bay"), both of which closed during the fourth quarter of 2024.
2 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. The full financials for our former Casualty Reinsurance segment have been classified to discontinued operations for all periods and includes the final adjustment determination to the closing purchase price pursuant to the stock purchase agreement executed in connection with the sale.
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JRVR Announces Second Quarter 2025 Results

"Our second quarter results reflect continued execution of our strategic priorities, namely growing our casualty E&S business through disciplined underwriting across the portfolio and ongoing management of our expenses," said Frank D'Orazio, the Company’s Chief Executive Officer. "With our new leadership appointments in place, we are focused on enhancing profitability and strengthening operational efficiency to deliver long-term value for shareholders."

•E&S Segment Highlights:
–Premium growth of 3% accelerated from the first quarter of 2025. Excluding excess property, casualty lines grew gross written premium 4% compared to the prior year quarter.
–Segment renewal rates increased 13.9% during the quarter, nearly double the increase experienced during the first quarter of 2025. Casualty lines across the segment saw renewal rates increase 14.5%.
–The segment saw strong submission growth compared to the prior year quarter, with new and renewal submissions increasing 5% and 16%, respectively.
•Specialty Admitted Insurance Segment Highlights:
–Gross written premium for the fronting and program business declined 30.7% compared to the prior year quarter, reflective of the Company's strategy to remain opportunistic in the current market environment and manage this segment to retain minimal risk. Overall, segment premium declined 35.0%, inclusive of workers' compensation.
–The Company also remains focused on managing expenses in this segment and year-to-date expenses have declined 21.3% compared to the first six months of 2024.
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JRVR Announces Second Quarter 2025 Results

Second Quarter 2025 Operating Results
•Gross written premium of $378.0 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$300,444	$292,836	3%
Specialty Admitted Insurance	77,559	119,411	(35)%
	$378,003	$412,247	(8)%

•Net written premium of $176.0 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$166,645	$161,601	3%
Specialty Admitted Insurance	9,345	19,752	(53)%
	$175,990	$181,353	(3)%

•Net earned premium of $152.6 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$141,370	$140,447	1%
Specialty Admitted Insurance	11,239	22,746	(51)%
	$152,609	$163,193	(6)%

•Pre-tax (unfavorable) favorable reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended June 30,
($ in thousands)	2025	2024
Excess and Surplus Lines	$(2,327)	$(10,662)
Specialty Admitted Insurance	(700)	4
	$(3,027)	$(10,658)
•The second quarter of 2025 included $2.3 million and $0.7 million of adverse reserve development from the E&S and Specialty Admitted segments, respectively. The Company ceded $10.6 million of unfavorable reserve development on business subject to the Combined Loss Portfolio Transfer and Adverse Development Cover Reinsurance Contract ("E&S ADC") during the second quarter and the majority of the remaining E&S segment net unfavorable development represents the retained loss corridor on that structure. There remains $103.8 million of aggregate limit on the E&S ADC and adverse development reinsurance contract with Cavello Bay ("E&S Top Up ADC").
•The consolidated expense ratio was 30.5% for the second quarter of 2025, which was an increase from 26.3% from the prior year quarter, but a decline from 32.7% in the prior
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JRVR Announces Second Quarter 2025 Results

quarter. The expense ratio decline from the prior quarter was primarily driven by lower general and administrative expenses notably in the corporate segment.
Investment Results
Net investment income for the second quarter of 2025 was $20.5 million, modestly increased compared to the $20.0 million reported in the prior quarter, and 17.7% lower compared to $24.9 million in the prior year quarter. The comparable decline in income from the prior year quarter was primarily due to a smaller asset base following the funding of retroactive reinsurance structures for the E&S segment which were purchased in the second half of 2024.
The Company’s net investment income consisted of the following:

	Three Months Ended June 30,
($ in thousands)	2025	2024	% Change
Private Investments	986	1,909	(48)%
All Other Investments	19,530	23,022	(15)%
Total Net Investment Income	$20,516	$24,931	(18)%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended June 30, 2025 was 4.6%, consistent with the previous quarter but compared to 5.0% for the three months ended June 30, 2024.
Net realized and unrealized losses on investments of ($0.4) million for the three months ended June 30, 2025 compared to net realized and unrealized losses on investments of ($2.3) million in the prior year quarter. The majority of the realized and unrealized losses for the quarter were driven by declines in the fair value of our preferred stock portfolio and higher realized losses from sales within the bank loan portfolio. These losses were partially offset by gains in the fair value of the bank loan portfolio.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per common share. This dividend is payable on Tuesday, September 30, 2025 to all shareholders of record on Monday, September 15, 2025.
Tangible Common Equity
Tangible common equity3 of $343.7 million on June 30, 2025 increased 12.8% compared to tangible common equity of $304.6 million on December 31, 2024, due to net income from continuing operations and other comprehensive income. Shareholders' equity of $492.6 million on June 30, 2025 increased 6.9% compared to shareholders' equity of $460.9 million on December 31, 2024. Other comprehensive income was $4.9 million during the second quarter of 2025, improving accumulated other comprehensive income to ($50.7) million due to a decline in interest rates.
Conference Call
3 Tangible common equity is a non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces Second Quarter 2025 Results

James River will hold a conference call to discuss its second quarter results tomorrow, August 5, 2025 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 2949592, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were
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JRVR Announces Second Quarter 2025 Results

therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
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JRVR Announces Second Quarter 2025 Results

About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Bob Zimardo
SVP, Investments and Investor Relations
InvestorRelations@james-river-group.com
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JRVR Announces Second Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	June 30, 2025	December 31, 2024
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,300,217	$1,189,733
Equity securities, at fair value	88,042	86,479
Bank loan participations, at fair value	158,871	142,410
Short-term investments	111,216	97,074
Other invested assets	58,140	36,700
Total invested assets	1,716,486	1,552,396

Cash and cash equivalents	220,041	362,345
Restricted cash equivalents (a)	29,321	28,705
Accrued investment income	11,704	10,534
Premiums receivable and agents’ balances, net	248,097	243,882
Reinsurance recoverable on unpaid losses, net	1,985,830	1,996,913
Reinsurance recoverable on paid losses	122,989	101,210
Deferred policy acquisition costs	30,513	30,175
Goodwill and intangible assets	214,099	214,281
Other assets	439,242	466,635
Total assets	$5,018,322	$5,007,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,076,498	$3,084,406
Unearned premiums	570,980	572,034
Funds held (a)	25,157	25,157
Deferred reinsurance gain	65,281	57,970
Senior debt	225,800	200,800
Junior subordinated debt	104,055	104,055
Accrued expenses	44,306	53,178
Other liabilities	280,572	315,446
Total liabilities	4,392,649	4,413,046

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	492,558	460,915
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$5,018,322	$5,007,076

Tangible equity (b)	$476,855	$437,719
Tangible equity per share (b)	$8.03	$7.40
Tangible common equity per share (b)	$7.49	$6.67
Shareholders' equity per share	$10.73	$10.10
Common shares outstanding	45,895,335	45,644,318

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Second Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except for share data)	2025	2024	2025	2024
REVENUES
Gross written premiums	$378,003	$412,247	$672,364	$743,057
Net written premiums	175,990	181,353	303,946	319,525

Net earned premiums	152,609	163,193	304,511	334,884
Net investment income	20,516	24,931	40,524	47,563
Net realized and unrealized (losses) gains on investments	(352)	(2,305)	(1,723)	2,278
Other income	2,070	2,470	3,820	4,691
Total revenues	174,843	188,289	347,132	389,416

EXPENSES
Losses and loss adjustment expenses (a)	113,141	115,471	212,666	225,520
Other operating expenses	47,471	44,096	98,031	94,906
Other expenses	1,008	2,098	1,571	2,830
Interest expense	5,805	6,344	11,346	12,829
Intangible asset amortization and impairment	91	91	182	182
Total expenses	167,516	168,100	323,796	336,267
Income from continuing operations before income taxes	7,327	20,189	23,336	53,149
Income tax expense on continuing operations	2,207	5,711	7,228	15,163
Net income from continuing operations	$5,120	$14,478	16,108	37,986
Net loss from discontinued operations	(361)	(6,853)	(1,775)	(14,958)
NET INCOME	4,759	7,625	14,333	23,028
Dividends on Series A preferred shares	(1,969)	(2,625)	(3,938)	(5,250)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,790	$5,000	$10,395	$17,778
ADJUSTED NET OPERATING INCOME (b)	$11,693	$12,664	$20,795	$27,496

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.07	$0.31	$0.27	$0.87
Discontinued operations	$(0.01)	$(0.18)	$(0.04)	$(0.40)
	$0.06	$0.13	$0.23	$0.47
Diluted
Continuing operations	$0.07	$0.31	$0.26	$0.85
Discontinued operations	$(0.01)	$(0.18)	$(0.04)	$(0.33)
	$0.06	$0.13	$0.22	$0.52

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.25	$0.33	$0.45	$0.73
Diluted (c)	$0.23	$0.33	$0.41	$0.72

Weighted-average common shares outstanding:
Basic	46,032,626	37,869,322	45,918,697	37,801,516
Diluted	46,726,255	38,037,393	46,432,481	44,762,563
Cash dividends declared per common share	$0.01	$0.05	$0.02	$0.10

Ratios:
Loss ratio	68.1%	73.0%	67.4%	69.6%
Expense ratio (d)	30.5%	26.3%	31.7%	27.6%
Combined ratio	98.6%	99.3%	99.1%	97.2%
Accident year loss ratio (e)	64.9%	66.0%	65.2%	66.3%

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JRVR Announces Second Quarter 2025 Results

(a) Losses and loss adjustment expenses include net retroactive reinsurance expenses of $9.2 million and $7.3 million for the three and six months ended June 30, 2025 ($3.7 million and $7.7 million of net benefits in the respective prior year periods).

(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive for the three and six months ended June 30, 2025, and for the six months ended June 30, 2024. Dividends on the Series A preferred shares were added back to the numerator of the calculation and common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $0.8 million and $1.7 million for the three and six months ended June 30, 2025 ($1.3 million and $2.6 million in the respective prior year periods).

(e) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces Second Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$300,444	$292,836	2.6%	$513,687	$506,527	1.4%
Net written premiums	$166,645	$161,601	3.1%	$281,724	$279,026	1.0%

Net earned premiums	$141,370	$140,447	0.7%	$278,398	$286,070	(2.7)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(93,860)	(101,533)	(7.6)%	(182,664)	(195,138)	(6.4)%
Underwriting expenses	(35,803)	(32,487)	10.2%	(72,369)	(66,014)	9.6%
Underwriting profit (a)	$11,707	$6,427	82.2%	$23,365	$24,918	(6.2)%

Ratios:
Loss ratio	66.4%	72.3%		65.6%	68.2%
Expense ratio	25.3%	23.1%		26.0%	23.1%
Combined ratio	91.7%	95.4%		91.6%	91.3%
Accident year loss ratio (b)	63.5%	64.2%		63.5%	64.2%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$77,559	$119,411	(35.0)%	$158,677	$236,530	(32.9)%
Net written premiums	$9,345	$19,752	(52.7)%	$22,222	$40,499	(45.1)%

Net earned premiums	$11,239	$22,746	(50.6)%	$26,113	$48,814	(46.5)%
Losses and loss adjustment expenses	(10,042)	(17,622)	(43.0)%	(22,691)	(38,068)	(40.4)%
Underwriting expenses	(2,618)	(1,708)	53.3%	(5,149)	(6,544)	(21.3)%
Underwriting (loss) profit (a), (b)	$(1,421)	$3,416	—	$(1,727)	$4,202	—

Ratios:
Loss ratio	89.3%	77.5%		86.9%	78.0%
Expense ratio	23.3%	7.5%		19.7%	13.4%
Combined ratio	112.6%	85.0%		106.6%	91.4%
Accident year loss ratio	83.1%	77.5%		84.7%	78.9%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and six months ended June 30, 2025 include gross fee income of $3.9 million and $8.3 million, respectively ($5.6 million and $10.9 million in the respective prior year periods).

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JRVR Announces Second Quarter 2025 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Excess and Surplus Lines:
Loss Ratio	66.4%	72.3%	65.6%	68.2%
Impact of retroactive reinsurance	6.5%	(2.6)%	2.6%	(2.7)%
Loss Ratio including impact of retroactive reinsurance	72.9%	69.7%	68.2%	65.5%

Combined Ratio	91.7%	95.4%	91.6%	91.3%
Impact of retroactive reinsurance	6.5%	(2.6)%	2.6%	(2.7)%
Combined Ratio including impact of retroactive reinsurance	98.2%	92.8%	94.2%	88.6%

Consolidated:
Loss Ratio	68.1%	73.0%	67.4%	69.6%
Impact of retroactive reinsurance	6.1%	(2.3)%	2.4%	(2.3)%
Loss Ratio including impact of retroactive reinsurance	74.2%	70.7%	69.8%	67.3%

Combined Ratio	98.6%	99.3%	99.1%	97.2%
Impact of retroactive reinsurance	6.1%	(2.3)%	2.4%	(2.3)%
Combined Ratio including impact of retroactive reinsurance	104.7%	97.0%	101.5%	94.9%

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JRVR Announces Second Quarter 2025 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Underwriting profit of the operating segments:
Excess and Surplus Lines	$11,707	$6,427	$23,365	$24,918
Specialty Admitted Insurance	(1,421)	3,416	(1,727)	4,202
Total underwriting profit of operating segments	10,286	9,843	21,638	29,120
Other operating expenses of the Corporate and Other segment	(8,222)	(8,624)	(18,853)	(19,761)
Underwriting profit (a)	2,064	1,219	2,785	9,359
Losses and loss adjustment expenses - retroactive reinsurance	(9,239)	3,684	(7,311)	7,686
Net investment income	20,516	24,931	40,524	47,563
Net realized and unrealized gains on investments	(352)	(2,305)	(1,723)	2,278
Other income (expense)	234	(905)	589	(726)
Interest expense	(5,805)	(6,344)	(11,346)	(12,829)
Amortization of intangible assets	(91)	(91)	(182)	(182)
Income from continuing operations before taxes	$7,327	$20,189	$23,336	$53,149

(a) Included in underwriting results for the three and six months ended June 30, 2025 is gross fee income of $3.9 million and $8.3 million, respectively ($5.6 million and $10.9 million in the respective prior year periods).

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JRVR Announces Second Quarter 2025 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, e) severance costs associated with terminated employees, and f) deemed dividends recorded with the amendment of the Series A Preferred Shares. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended June 30,
	2025		2024
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$4,997	$2,790	$10,711	$5,000
Loss from discontinued operations	361	361	6,853	6,853
Losses and loss adjustment expenses - retroactive reinsurance	9,239	7,299	(3,684)	(2,910)
Net realized and unrealized investment losses (gains)	352	278	2,305	1,821
Other expenses	1,008	965	2,098	1,900
Adjusted net operating income	$15,957	$11,693	$18,283	$12,664

	Six Months Ended June 30,
	2025		2024
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$17,623	$10,395	$32,941	$17,778
Loss from discontinued operations	1,775	1,775	14,958	14,958
Losses and loss adjustment expenses - retroactive reinsurance	7,311	5,776	(7,686)	(6,072)
Net realized and unrealized investment losses (gains)	1,723	1,361	(2,278)	(1,800)
Other expenses	1,571	1,488	2,830	2,632
Adjusted net operating income	$30,003	$20,795	$40,765	$27,496

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JRVR Announces Second Quarter 2025 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total common shares outstanding plus the common shares resulting from an assumed conversion of the outstanding Series A Preferred Shares into common shares (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total common shares outstanding. Our definitions of tangible equity and tangible equity per share may not be comparable to that of other companies, and they should not be viewed as a substitute for shareholders’ equity and shareholders’ equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for June 30, 2025, March 31, 2025, December 31, 2024, and June 30, 2024.

	June 30, 2025	March 31, 2025	December 31, 2024	June 30, 2024
($ in thousands, except for share data)
Shareholders' equity	$492,558	$484,480	$460,915	$541,791
Plus: Series A redeemable preferred shares	133,115	133,115	133,115	144,898
Plus: Deferred reinsurance gain	65,281	56,042	57,970	13,047
Less: Goodwill and intangible assets	214,099	214,190	214,281	214,462
Tangible equity	$476,855	$459,447	$437,719	$485,274
Less: Series A redeemable preferred shares	133,115	133,115	133,115	144,898
Tangible common equity	$343,740	$326,332	$304,604	$340,376

Common shares outstanding	45,895,335	45,892,706	45,644,318	37,825,767
Common shares from assumed conversion of Series A preferred shares	13,521,634	13,521,634	13,521,634	6,848,763
Common shares outstanding after assumed conversion of Series A preferred shares	59,416,969	59,414,340	59,165,952	44,674,530

Equity per share:
Shareholders' equity	$10.73	$10.56	$10.10	$14.32
Tangible equity	$8.03	$7.73	$7.40	$10.86
Tangible common equity	$7.49	$7.11	$6.67	$9.00

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